Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Marcus Corporation 1995 Equity Incentive Plan of our report dated July 16, 1999, with respect to the consolidated financial statements of The Marcus Corporation included in its Annual Report (Form 10-K) for the fiscal year ended May 27, 1999, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP

Milwaukee, Wisconsin
December 21, 1999